EXHIBIT 99.1

MONSANTO COMPANY 800 NORTH LINDBERGH BLVD ST. LOUIS, MISSOURI 63167

RELEASE CONTACT	Immediately Lori Fisher (314-694-8535)

MONSANTO EXECUTIVES OUTLINE GROWTH STRATEGY
AT INVESTOR MEETING

     NEW YORK (April 4, 2002) — At an investor meeting here today, Monsanto Company (NYSE: MON) executives will discuss the current state of the company and its prospects for growth. “We’re continuing to deliver significant shareowner value by growing earnings and increasing cash flow in the near term,” Monsanto President and Chief Executive Officer Hendrik Verfaillie is expected to say. “The strategy we’re implementing also prepares us for double-digit earnings growth in the medium- to long-term as we realize global expansion of current and future products.”

     Verfaillie notes that while Monsanto awaits regulatory approvals that will unlock the full potential of biotechnology, the company’s 2002 and 2003 earnings per share (EPS) growth rates are expected to be in the single digits. The growth rates exclude special items and the effect of the company’s adoption of a new accounting standard beginning with 2002 results. Earnings growth is expected to accelerate as Monsanto receives additional regulatory approvals for its biotechnology products and the company expands the use of its current biotechnology traits in new markets. In the interim, the company will fine-tune its organizational structure, including the rationalization of some facilities and a small reduction in staff.

     Following Verfaillie’s strategy overview, three other Monsanto executives will provide reviews of their particular areas. These presentations include: An operations review by Chief Operating Officer Hugh Grant; a research-and-development review by Chief Technology Officer Robb Fraley, Ph.D.; and a financial review by Chief Financial Officer Terry Crews.

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     Operations Review

     In his operations review, Hugh Grant will discuss the company’s unique business model that gives Monsanto the ability to offer farmers integrated solutions that combine seeds, biotechnology traits, and crop protection chemistry. “Our integrated-solutions approach is designed around the needs of our customers. It’s cost-effective for farmers, and allows them greater convenience and flexibility,” says Grant. “This approach also gives Monsanto multiple opportunities to sell our products and technologies on each acre a farmer cultivates.”

     Grant says the global demand for Roundup and other glyphosate-based herbicides continues to increase. “Monsanto’s success in differentiating our Roundup products through improved product formulations and branding, our state-of-the-art manufacturing technologies and efficiencies, and our customer-oriented delivery systems give us a competitive advantage in the market,” he says.

     Grant also says the company’s strategic decision to invest in seeds differentiated Monsanto from others in the industry, and Monsanto is now seeing a step-by-step improvement in its branded seeds. “By making our investment in the seed business early, we were able to accelerate the adoption of biotechnology traits, while also improving the quality of our base seed business,” he says. “We can now concentrate more on branding and continually updating our product portfolio in seeds, much like what we’ve accomplished with great efficiencies in our Roundup franchise.”

     Research-and-Development Review

     Robb Fraley will review how Monsanto’s research-and-development (R&D) efforts are differentiated from others in the industry by the company’s strengths in genomics, breeding and biotechnology. “We reinvest 10 percent of sales back into our R&D pipeline and are driving productivity step-changes in agriculture,” Fraley says. “Our innovation and focus has resulted in the most productive pipeline, with the highest rate of commercialized biotechnology traits in the industry.”

     Fraley emphasizes that the company’s R&D platforms are advanced on two parallel paths to market — with one track using biotechnology traits to bring new biotechnology crops to market while

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the second track includes the use of molecular breeding and genomics to improve seed hybrids and varieties faster than traditional breeding methods can.

     He notes that of the products poised for near-term commercialization and expansion to new markets, Roundup Ready corn and YieldGard Rootworm corn could be large contributors to Monsanto’s revenue and income growth going forward. “The satisfaction among growers who have used Roundup Ready corn exceeds those of Roundup Ready soybeans, which is our most widely grown biotech crop,” says Fraley. Fraley also notes that when commercialized, YieldGard Rootworm corn will allow farmers to dramatically reduce insecticide use to control rootworms, and it will control the pest more effectively than currently available options.

     Financial Review

     In his financial review, Terry Crews will outline the company’s plans to deliver steady profit and cash growth. “We have the businesses and the processes in place today that allow us to continue to manage costs, grow EPS, and accelerate the growth of free cash flow,” Crews says.

     Crews reiterated that the company intends to deliver EPS growth in 2002 in the range of 4 percent to 6 percent, excluding special items and the effect of the company’s adoption of a new accounting standard. In 2003, the company targets EPS growth in the range of 4 percent to 9 percent, excluding special items. As additional approvals for the company’s biotechnology products are approved, EPS growth is expected to accelerate to double-digits in 2004 and beyond.

     After delivering free cash flow of $183 million in 2001, Crews says the plan is to more than double free cash flow in 2002 and to increase it by an additional 10 percent to 30 percent in 2003. “The key factors contributing to our cash flow success include continual implementation of the more rigorous and disciplined financial processes we’ve put in place, especially with regard to cost containment opportunities and discipline around capital expenditures,” Crews says. He also noted that the company plans to improve its working capital position by continuing its focus on improving collections and pursuing new financing options for its customers.

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     Crews also says the company is implementing a restructuring which will cost up to $124 million and targets facility rationalizations and related work force reductions for the year 2002. It’s expected that work force reductions would affect less than 5 percent of the company’s current employee base. Roughly half of the $124 million affects cash and the cash required for this targeted restructuring is included in the company’s free cash guidance for the year.

     Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. For more information on Monsanto, see: www.monsanto.com.

     Note to editors: Roundup, Roundup Ready and YieldGard are registered trademarks owned by Monsanto Technology LLC.

     Certain statements contained in this release, such as statements concerning the company’s anticipated financial results, current and future product performance, regulatory approvals, currency impact, business and financial plans and other non-historical facts are “forward-looking statements.” These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company’s actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: fluctuations in exchange rates and other developments related to foreign currencies and economies; increased generic and branded competition for the company’s Roundup herbicide; the success of the company’s research and development activities and the speed with which regulatory authorizations and product launches may be achieved; domestic and foreign social, legal and political developments, especially those relating to agricultural products developed through biotechnology; the accuracy of the company’s estimates and projections, for example, those with respect to product returns and grower use of our products and related distribution inventory levels; the company’s ability to continue to manage its costs; the company’s ability to successfully market new and existing products in new and existing domestic and international markets; the company’s ability to obtain payment for the products that it sells; the company’s ability to achieve and maintain protection for its intellectual property; the effects of the company’s accounting policies and changes in generally accepted accounting principles; the company’s exposure to lawsuits and other liabilities and contingencies, including those related to intellectual property, product liability, regulatory compliance (including seed quality), environmental contamination and antitrust; the effect of weather conditions and commodity markets on the agriculture business; the company’s ability to fund its short-term financing needs; general economic and business conditions; and other employees of the company; and other risks and factors detailed in the company’s filings with the U.S. Securities and Exchange Commission. The company disclaims any current intention to revise or update any forward-looking statements or any of the factors that may affect actual results, whether as a result of new information, future events or otherwise.

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